UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2010

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

1781 Larkspur Drive, Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

In November, 2010, Lake Victoria Mining Company, Inc. (the “Company”) filed with the Securities and Exchange Commission and mailed to its stockholders a Definitive Schedule 14A – Consent Solicitation Statement soliciting their written consent to the following proposals:

(a)	An amendment to the Company’s articles of incorporation to increase the number of authorized shares of its common stock from 100,000,000 to 250,000,000 (the “Amendment Resolution”); and

(b)	Adoption of the Company’s 2010 Stock Option Plan (the “2010 Plan Resolution”).

The Company received approval of the Amendment Resolution from shareholders holding 69.75% of its issued and outstanding shares of common stock and approval of the 2010 Plan Resolution from shareholders holding 69.48% of the Company’s issued and outstanding common shares. On December 7, 2010, following receipt of majority consent for the Amendment Resolution, the Company filed a Certificate of Amendment with the Secretary of the State of the State of Nevada increasing the Company’s authorized shares of common stock from 100,000,000 to 250,000,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada on December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:	/s/Ming Zhu
Ming Zhu
Chief Financial Officer
Dated: December 10, 2010